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October 26, 2023

PG&E Corporation Reports Third-Quarter Results; On Track to Deliver Solid 2023

•Recorded GAAP earnings were $0.16 per diluted share for the third quarter of 2023, compared to earnings of $0.21 per diluted share for the same period in 2022.
•Non-GAAP core earnings were $0.24 per diluted share for the third quarter of 2023, compared to earnings of $0.29 per diluted share for the same period in 2022.
•Recorded GAAP earnings were $0.62 per diluted share for the first nine months of 2023, compared to earnings of $0.60 per diluted share for the same period in 2022.
•Non-GAAP core earnings were $0.76 per diluted share for the first nine months of 2023, compared to earnings of $0.84 per diluted share for the same period in 2022.
•2023 EPS guidance updated for GAAP earnings from $1.04 to $1.13 per share (previously) to $0.99 to $1.08 per share.
•2023 EPS guidance reaffirmed for non-GAAP core earnings in the range of $1.19 to $1.23 per share.
•Forecasting no equity needs in 2023 through 2024.
•The Utility’s 2023 General Rate Case is included on the California Public Utility Commission’s November 2, 2023 Voting Meeting agenda.

OAKLAND — PG&E Corporation (NYSE: PCG) recorded third quarter 2023 income available for common shareholders of $348 million, or $0.16 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $456 million, or $0.21 per diluted share, for the third quarter of 2022.

The decrease in GAAP results was primarily driven by accelerated amortization of the Wildfire Fund asset related to the additional charge in the third quarter of 2023 for probable losses in connection with the 2021 Dixie fire, offset by increased tax benefits related to the Fire Victim Trust’s sale of PG&E Corporation common stock.

“We are making the kind of progress on system safety that our customers and investors are expecting. We’ve continued to cut wildfire ignitions from our equipment this year, on top of last year’s reductions. We’re also on track to reach our 2023 goal to put 350 miles of powerlines underground, part of our breakthrough goal to underground 10,000 miles in the highest fire-risk areas. Undergrounding achieves dramatically greater risk reduction and better reliability at a lower long-term cost compared to maintaining overhead lines,” said PG&E Corporation CEO Patti Poppe.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $513 million, or $0.24 per diluted share, in the third quarter of 2023, compared with $608 million, or $0.29 per diluted share, during the same period in 2022.

The decrease in quarter-over-quarter non-GAAP core earnings is primarily driven by timing items related to taxes and overheads, increased operation and maintenance spending as the result of performing regular work that was delayed in the first half of 2023 due to storm response activity, and redeployment of resources into various programs such as information technology system improvements.

Non-core items, which management does not consider representative of ongoing earnings, totaled $165 million after tax, or $0.08 per diluted share, in the third quarter of 2023, compared with $152 million after tax, or $0.08 per diluted share, during the same period in 2022.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

2023 Guidance

PG&E Corporation is updating 2023 GAAP earnings guidance in the range of $0.99 to $1.08 per diluted share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $370 million to $430 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by Fire Victim Trust tax benefits and prior period net regulatory impact.

The guidance range for projected 2023 non-GAAP core earnings is reaffirmed at $1.19 to $1.23 per diluted share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is updated to $310 million to $410 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on October 26, 2023, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its third quarter 2023 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Third Quarter 2023 Earnings Call

When: Thursday, October 26, 2023 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 2, 2023, by dialing (800) 770-2030. International callers may dial (647) 362-9199. For both domestic and international callers, the confirmation code 64421 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors, including regarding dividends, at http://investor.pgecorp.com, under the “Wildfire and Safety Updates,” “News & Events: Events & Presentations,” and “Shareholders: Dividend Information” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance and equity financing requirements for 2023 and 2024. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2022, their most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Revenues
Electric	$4,507	$3,895	$12,478	$11,743
Natural gas	1,381	1,499	4,909	4,567
Total operating revenues	5,888	5,394	17,387	16,310
Operating Expenses
Cost of electricity	846	1,032	2,040	2,314
Cost of natural gas	158	257	1,348	1,177
Operating and maintenance	3,139	2,250	8,252	7,651
SB 901 securitization charges, net	346	—	908	40
Wildfire-related claims, net of recoveries	(32)	9	(35)	153
Wildfire Fund expense	219	118	453	353
Depreciation, amortization, and decommissioning	811	1,002	2,885	2,915
Total operating expenses	5,487	4,668	15,851	14,603
Operating Income	401	726	1,536	1,707
Interest income	154	43	409	70
Interest expense	(682)	(525)	(1,924)	(1,355)
Other income, net	62	118	213	246
Income (Loss) Before Income Taxes	(65)	362	234	668
Income tax benefit	(416)	(97)	(1,099)	(629)
Net Income	351	459	1,333	1,297
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$348	$456	$1,323	$1,287
Weighted Average Common Shares Outstanding, Basic	2,111	1,987	2,041	1,987
Weighted Average Common Shares Outstanding, Diluted	2,140	2,132	2,138	2,132
Net Income Per Common Share, Basic	$0.16	$0.23	$0.65	$0.65
Net Income Per Common Share, Diluted	$0.16	$0.21	$0.62	$0.60

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Third Quarter, 2023 vs. 2022
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2023	2022	2023	2022	2023	2022	2023	2022
PG&E Corporation’s Earnings/EPS on a GAAP basis	$348	$456	$0.16	$0.21	$1,323	$1,287	$0.62	$0.60
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	157	85	0.07	0.04	326	254	0.15	0.12
Bankruptcy and legal costs (3)	47	16	0.02	0.01	81	202	0.04	0.09
Fire Victim Trust tax benefit net of securitization (4)	(46)	29	(0.02)	0.01	(185)	(279)	(0.09)	(0.13)
Investigation remedies (5)	3	5	—	—	20	76	0.01	0.04
Prior period net regulatory impact (6)	(6)	(56)	—	(0.03)	(17)	(11)	(0.01)	(0.01)
Strategic repositioning costs (7)	1	61	—	0.03	3	65	—	0.03
Wildfire-related costs, net of insurance (8)	9	12	—	0.01	73	190	0.03	0.09
PG&E Corporation’s Non-GAAP Core Earnings/EPS (9)	$513	$608	$0.24	$0.29	$1,624	$1,783	$0.76	$0.84

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2023 and 2022, except for certain costs that are not tax deductible. Earnings per Common Share is calculated based on diluted shares, except as noted. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $219 million (before the tax impact of $62 million) and $453 million (before the tax impact of $127 million) during the three and nine months ended September 30, 2023, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) Includes bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs and exit financing costs, as shown below.

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Legal and other costs	$57	$86
Exit financing	9	26
Bankruptcy and legal costs (pre-tax)	$66	$112
Tax impacts	(19)	(31)
Bankruptcy and legal costs (post-tax)	$47	$81

(4) Includes any earnings-impacting investment losses or gains, associated with investments related to the contributions to the Customer Credit Trust, the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by Net Operating Loss monetization, and tax benefits related to the Fire Victim Trust’s sale of PG&E Corporation common stock.

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Rate neutral securitization charge	$346	$908
Net gains related to Customer Credit Trust	(1)	(23)
Fire Victim Trust tax benefit net of securitization (pre-tax)	$345	$884
Tax impacts	(96)	(248)
Tax benefits from Fire Victim Trust share sales	(295)	(822)
Fire Victim Trust tax benefit net of securitization (post-tax)	$(46)	$(185)

(5) Includes costs associated with the CPUC’s OII into the 2017 Northern California Wildfires and 2018 Camp Fire, the system enhancements related to the locate and mark OII, and the restoration and rebuild costs for the town of Paradise, as shown below.

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Wildfire OII disallowance and system enhancements	$1	$2
Locate and mark OII system enhancements	1	2
Paradise restoration and rebuild	2	23
Investigation remedies (pre-tax)	$4	$27
Tax impacts	(1)	(7)
Investigation remedies (post-tax)	$3	$20

(6) Includes adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
2011-2014 GT&S capital audit	$(8)	$(24)
Prior period net regulatory impact (pre-tax)	$(8)	$(24)
Tax impacts	2	7
Prior period net regulatory impact (post-tax)	$(6)	$(17)

(7) The Utility recorded one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce.

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Operating model	$1	$4
Strategic repositioning costs (pre-tax)	$1	$4
Tax impacts	—	(1)
Strategic repositioning costs (post-tax)	$1	$3

(8) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below.

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
2019 Kincade fire-related costs	$2	5
2020 Zogg fire-related costs	7	17
2020 Zogg fire-related insurance recoveries	(2)	(3)
2020 Zogg fire-related legal settlements	—	50
2021 Dixie fire-related legal settlements	5	17
Wildfire-related costs, net of insurance (pre-tax)	$12	$87
Tax impacts	(3)	(14)
Wildfire-related costs, net of insurance (post-tax)	$9	$73

(9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2023.

PG&E Corporation’s 2023 Earnings Guidance

	2023
EPS Guidance	Low		High
Estimated EPS on a GAAP basis	~	$0.99	~	$1.08
Estimated Non-Core Items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.19	~	0.19
Bankruptcy and legal costs (3)	~	0.05	~	0.04
Fire Victim Trust tax benefit net of securitization (4)	~	(0.09)	~	(0.12)
Investigation remedies (5)	~	0.02	~	0.02
Prior period net regulatory impact (6)	~	(0.01)	~	(0.01)
Strategic repositioning costs (7)	~	—	~	—
Wildfire-related costs, net of insurance (8)	~	0.03	~	0.03
Estimated EPS on a non-GAAP Core Earnings basis	~	$1.19	~	$1.23

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$570	~	$570
Amortization of Wildfire Fund contribution (pre-tax)	~	$570	~	$570
Tax impacts	~	(159)	~	(159)
Amortization of Wildfire Fund contribution (post-tax)	~	$411	~	$411

(3) “Bankruptcy and legal costs” consists of legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, and exit financing costs.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
Legal and other costs	~	$105	~	$90
Exit financing	~	35	~	25
Bankruptcy and legal costs (pre-tax)	~	$140	~	$115
Tax impacts	~	(39)	~	(32)
Bankruptcy and legal costs (post-tax)	~	$101	~	$83

(4) “Fire Victim Trust tax benefit net of securitization” includes the impact of rate neutral (SB 901) securitization and tax benefits related to the Fire Victim Trust. Impacts of the SB 901 securitization include the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by Net Operating Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of shares of PG&E Corporation common stock by the Fire Victim Trust, which PG&E Corporation and the Utility have elected to treat as a grantor trust. Also included are any earnings-impacting investment losses or gains, associated with investments related to the contributions to the Customer Credit Trust. The low case includes tax benefits for the 180,000,000 shares of PG&E Corporation common stock sold in the aggregate by the Fire Victim Trust as of October 18, 2023, whereas the high case reflects an assumption that the Fire Victim Trust sells the remaining 67,743,590 shares during 2023.

		2023
(in millions, pre-tax)	Low guidance range		High guidance range
Rate neutral securitization charge	~	$910	~	$1,210
Net gains related to Customer Credit Trust	~	(25)	~	(25)
Fire Victim Trust tax benefit net of securitization (pre-tax)	~	$885	~	$1,185
Tax impacts	~	(248)	~	(332)
Tax benefits from Fire Victim Trust share sales	~	(820)	~	(1,105)
Fire Victim Trust tax benefit net of securitization (post-tax)	~	$(183)	~	$(252)

(5) “Investigation remedies” includes costs related to the Paradise restoration and rebuild, the Wildfires OII decision different, the settlement agreement with the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, and the locate and mark OII system enhancements.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
Paradise restoration and rebuild	~	$25	~	$25
Wildfire OII disallowance and system enhancements	~	15	~	15
2020 Zogg fire settlement	~	5	~	—
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies (pre-tax)	~	$50	~	$45
Tax impacts	~	(13)	~	(11)
Investigation remedies (post-tax)	~	$37	~	$34

(6) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(35)	~	$(35)
Prior period net regulatory impact (pre-tax)	~	$(35)	~	$(35)
Tax impacts	~	10	~	10
Prior period net regulatory impact (post-tax)	~	$(25)	~	$(25)

(7) “Strategic repositioning costs” includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and costs associated with the potential sale of a minority interest in Pacific Generation LLC.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
Operating model	~	$5	~	$5
Pacific Generation LLC minority interest sale	~	—	~	—
Strategic repositioning costs (pre-tax)	~	$5	~	$5
Tax impacts	~	(1)	~	(1)
Strategic repositioning costs (post-tax)	~	$4	~	$4

(8) “Wildfire-related costs, net of insurance” includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire-related costs	~	$15	~	$10
2020 Zogg fire-related costs	~	25	~	20
2020 Zogg fire-related insurance recoveries	~	(5)	~	(5)
2020 Zogg fire-related legal settlements	~	50	~	50
2021 Dixie fire-related legal settlements	~	15	~	15
Wildfire-related costs, net of insurance (pre-tax)	~	$100	~	$90
Tax impacts	~	(28)	~	(25)
Wildfire-related costs, net of insurance (post-tax)	~	$72	~	$65

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2023.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain).

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2024-2026, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.